UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2017

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K filed by Aceto Corporation (the “Company”) on September 27, 2017 (the “Original Report”). The Original Report disclosed that on September 27, 2017, the Company’s board of directors (the “Board”) appointed William C. Kennally, III, President and Chief Executive Officer of the Company, effective October 2, 2017. At the time the Original Report was filed, the Company had not entered into any formal arrangements with Mr. Kennally in connection with his appointment as the Company’s President and Chief Executive Officer. This Amendment No. 1 is being filed to provide additional information under Item 5.02 regarding the material terms of Mr. Kennally’s appointment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2017, the Board appointed William C. Kennally, III, age 61, President and Chief Executive Officer of the Company effective as of October 2, 2017. In connection with Mr. Kennally’s appointment, the Company has entered into a letter agreement (the “Agreement”) with Mr. Kennally. Material terms of the Agreement are as set forth below:

•	Mr. Kennally’s initial base salary will be $650,000 per annum.

•	During his employment, Mr. Kennally will be eligible to participate in the Company’s annual performance award program as in effect from time to time. Mr. Kennally’s target performance award will be 100% of base salary, pro-rated for the remainder of the fiscal year ending June 30, 2018. The achievement of the performance award for each fiscal year, if any, will be based on Company performance and Mr. Kennally’s performance for the relevant year.

•	In accordance with the terms of the Company’s 2015 Equity Participation Plan, for the fiscal year ending June 30, 2018, Mr. Kennally was awarded, on October 2, 2017, (i) 60,000 shares of restricted stock, vesting in three equal installments on each of September 1, 2018, September 1, 2019, and September 1, 2020, and (ii) 35,000 restricted stock units subject to vesting if certain performance metrics are met during a performance period that ends on June 30, 2020.

•	During his employment, upon satisfying certain applicable eligibility conditions, Mr. Kennally will be entitled to participate in a benefit package generally available to the Company’s executives, consisting of health insurance, life insurance, participation in a 401(k) plan, a Supplemental Executive Retirement Plan and a Flex Spending Plan, and the use of a Company automobile in accordance with the Company’s automobile policy.

•	The Agreement provides for “at-will” employment subject to termination by either party pursuant to the terms of the Agreement. In the event of Mr. Kennally’s voluntary resignation, Mr. Kennally is required to deliver at least thirty (30) days’ prior written notice to the Company.

•	If the Company terminates Mr. Kennally’s employment other than for cause pursuant to the Agreement, the Company will be required to continue to pay Mr. Kennally’s base salary, at the rate then in effect, for the fifteen month period following the date of termination, subject to offset by any amounts earned by Mr. Kennally through other employment or consultancy during the fifteen (15) month period.

In connection with Mr. Kennally’s appointment, the Company entered into a change in control agreement with Mr. Kennally (the “Change in Control Agreement”) on October 11, 2017. The Change in Control Agreement provides for “double trigger” change in control severance protections, as summarized below, which means no amount will become payable under the Change in Control Agreement unless a “change in control” of the Company occurs and Mr. Kennally’s employment is terminated by the Company other than for “cause” or by Mr. Kennally for “good reason” within a specified period following the change in control. Material terms of the Change in Control Agreement are set forth below:

•	The Change in Control Agreement will automatically terminate if Mr. Kennally ceases to be an employee of the Company for any reason prior to the occurrence of a “change in control” (as defined in the Change in Control Agreement). In addition, the Company may terminate the Change in Control Agreement on one (1) year’s prior written notice; provided that, if a “change in control” of the Company occurs while the Change in Control Agreement is in effect, no such termination notice shall become effective until the second anniversary of the “change in control.”

•	If during the two (2) year period following the occurrence of a “change in control,” Mr. Kennally’s employment is terminated by the Company other than for “cause” (as defined in the Change in Control Agreement) or by Mr. Kennally for “good reason” (as defined in the Change in Control Agreement), subject to the provisions regarding Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), summarized below, Mr. Kennally generally will be entitled to the following (in lieu of any other severance payments to which he may be entitled):

o	a cash lump sum equal to two (2) times the sum of Mr. Kennally’s base salary and annual performance award for the fiscal year preceding the “change in control;”

o	continued participation in the Company’ group health plan, at the Company’s expense, for a period of two years;

o	certain compensatory amounts that have accrued prior to termination; and

o	to the extent not theretofore already vested, the vesting in full of one hundred percent (100%) of Mr. Kennally’s then-outstanding and unvested “equity awards” (as defined in the Change in Control Agreement). If, however, an outstanding equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then the equity award will vest as to one hundred percent (100%) of the amount of the equity award assuming the performance criteria had been achieved at target levels for the relevant performance period(s).

•	To the extent any amount or benefit to be provided pursuant to the Change in Control Agreement or otherwise (collectively, the “Payments”) would be treated as an “excess parachute payment,” as that phrase is defined in Section 280G of the Code, then the amounts and benefits Mr. Kennally would otherwise receive shall be either (i) paid or allowed in full; or (ii) reduced (but not below zero) to the maximum amount which may be paid without causing any Payment to be nondeductible to the Company under Section 280G of the Code, or subject the executive to an excise tax under Section 4999 of the Code, whichever would result in the executive’s receipt, on an after-tax basis, of the greatest amount of Payment.

•	Mr. Kennally is required to execute a general release in favor of the Company, as a condition to receiving the severance payments contained in the Change in Control Agreement, and to comply with customary post-employment covenants in favor of the Company, including confidentiality, non-competition, and non-solicitation covenants.

There are no family relationships between Mr. Kennally and any other executive officers or directors of the Company. Mr. Kennally was not appointed as President and Chief Executive Officer pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Agreement and the Change in Control Agreement do not purport to be complete, and are qualified in their entirety by reference to the complete text of the foregoing agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between the Company and William C. Kennally, III
10.2	Change in Control Agreement, by and between the Company and William C. Kennally, III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: October 17, 2017	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board